UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2019

Tallgrass Energy, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
As previously disclosed, Tallgrass Energy, LP ("TGE") announced on January 31, 2019 that affiliates of Blackstone Infrastructure Partners (collectively, "BIP") had entered into a definitive purchase agreement (the "Purchase Agreement") with affiliates of Kelso & Co., The Energy & Minerals Group, and Tallgrass KC, LLC, an entity owned by certain members of TGE’s management (collectively, the "Sellers"), pursuant to which BIP will acquire from the Sellers 100% of the membership interests in TGE’s general partner and an approximately 44% economic interest in TGE (the "Blackstone Acquisition").
Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement
On February 22, 2019, Tallgrass Energy Partners, LP, a Delaware limited partnership and a subsidiary of TGE (the "Partnership"), and certain of the Partnership's subsidiaries entered into a Consent and Amendment No. 2 to the Second Amended and Restated Credit Agreement (the "Consent and Amendment") with Wells Fargo Bank, National Association, as administrative agent, and the required lenders party thereto. The Consent and Amendment modifies that certain Second Amended and Restated Credit Agreement dated as of June 2, 2017, as previously amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of July 26, 2018 (as amended, the "Credit Agreement").
In the Consent and Amendment, the required lenders under the Credit Agreement (i) consented to the Blackstone Acquisition pursuant to the terms and conditions of the Purchase Agreement, (ii) agreed that no Default (as defined in the Credit Agreement) under the Credit Agreement, if any, that may have resulted from a Change in Control (as defined in the Credit Agreement) caused by the consummation of the Blackstone Acquisition pursuant to the terms and conditions set forth in the Purchase Agreement will be deemed to have occurred, and (iii) agreed to modify the definition of "Permitted Holders" in Section 1.01 of the Credit Agreement (which is used in the definition of Change in Control) to reflect the change in ownership as a result of the Blackstone Acquisition.
The foregoing summary of the Consent and Amendment is not complete and is qualified in its entirety by reference to the full text of the Consent and Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Supplemental Indentures to Senior Notes due 2023, 2024 and 2028
As previously disclosed, TGE announced on February 28, 2019 that its subsidiaries, the Partnership and Tallgrass Energy Finance Corp., a Delaware corporation (together, the "Issuers"), completed the previously announced solicitation of consents (the "Consent Solicitations") from holders (the "Holders") of their outstanding 4.75% Senior Notes due 2023 ("2023 Notes"), their outstanding 5.50% Senior Notes due 2024 ("2024 Notes"), and their outstanding 5.50% Senior Notes due 2028 ("2028 Notes", together with the 2023 Notes and the 2024 Notes, the "Notes"). The Issuers received the requisite consent of Holders of at least a majority of the aggregate outstanding principal amount of each applicable series of Notes to amend certain provisions of each of (i) the Indenture governing the 2023 Notes, dated as of September 26, 2018, among the Issuers, the guarantors party thereto (the "Guarantors") and U.S. Bank National Association, as trustee (the "Trustee"), (ii) the Indenture governing the 2024 Notes, dated as of September 1, 2016, among the Issuers, the Guarantors and the Trustee, and (iii) the Indenture governing the 2028 Notes, dated as of September 15, 2017, among the Issuers, the Guarantors and the Trustee (collectively, the "Indentures"). Accordingly, on February 27, 2019, the Issuers, the Guarantors and the Trustee, executed and delivered supplemental indentures (the "Supplemental Indentures") to each of the Indentures.
The Supplemental Indentures (i) amend the defined term "Change of Control" in each Indenture to provide that the Blackstone Acquisition will not constitute a Change of Control under such Indenture, (ii) change the definition of "Qualifying Owners" in the applicable Indenture to provide that Blackstone Infrastructure Partners L.P., Vencap Holdings (1992) Pte. Ltd. and their respective affiliates, funds, holding companies and investment vehicles, among others, are Qualifying Owners under such Indenture, and (iii) add to, amend, supplement or change certain other defined terms contained in each Indenture related to the foregoing (collectively, the "Amendments"). The Supplemental Indentures became effective upon the execution and delivery thereof, but the Amendments will cease to be operative if the Blackstone Acquisition is not consummated, or if the Issuers do not pay (or cause to be paid) the applicable Consent Fee (as defined in the Consent Solicitation Statement) to The Depository Trust Company for the benefit of the applicable Holders.
The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indentures, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.
This Current Report on Form 8-K is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. The Consent Solicitations were made solely by the Consent Solicitation Statement and were subject to the terms and conditions stated therein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Supplemental Indenture to the 2023 Notes Indenture, dated as of February 27, 2019, among the Issuers, the Guarantors and the Trustee.
4.2	Supplemental Indenture to the 2024 Notes Indenture, dated as of February 27, 2019, among the Issuers, the Guarantors and the Trustee.
4.3	Supplemental Indenture to the 2028 Notes Indenture, dated as of February 27, 2019, among the Issuers, the Guarantors and the Trustee.
10.1
Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement, dated February 22, 2019, by and among Tallgrass Energy Partners, LP, the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and the required lenders named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY, LP

		By:	Tallgrass Energy GP, LLC,
its general partner

Date:	February 28, 2019	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer